Exhibit 10.16

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made this 28th day of December 2006 by and between Tengion, Inc. (referred to as “Debtor”) and Oxford Finance Corporation (“Secured Party”) with respect to the following facts:

RECITALS

A. Debtor and Secured Party have entered into that certain Master Security Agreement No. 5081099 dated as of July 20, 2005 (“MSA”) along with all Collateral Schedules, Notes and any other Debt Documents thereto (“Agreements”),

B. Debtor and Secured Party wish to amend the MSA and Agreements to address certain issues relating thereto, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party agree that the MSA and Agreements are hereby amended as follows:

1. Address of Debtor:

    Currently is known as:

    2200 Renaissance Boulevard, Suite 150

    King of Prussia, PA 19406

    is to be replaced with the following:

    2900 Potshop Lane, Suite 100

    East Norriton, PA 19403

2. Except as expressly amended as set forth above and in previously executed amendments, all of the terms of the MSA and Agreements remain in full force and effect and unmodified.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives the date first set forth above.

Secured Party: Oxford Finance Corporation		Debtor: Tengion, Inc.

By:	/s/ Michael J. Altenburger	By:	/s/ Gary Sender
	Michael J. Altenburger		Gary Sender
Title:	Chief Financial Officer	Title:	CFO, VP Finance & Admin